MANNING ELLIOTT       |   11th floor, 1050 West Pender Street, Vancouver, BC,
                      |   Canada V6E 3S7
                      |
ChARTERED ACCOUNTANTS |   Phone: 604.714.3600 Fax: 604.714.3669
                      |   Web: manningelliott.com


            Consent of Independent Registered Public Accounting Firm


To the Board of Directors
Of AVVAA World Health Products, Inc.

We consent to the use of our report dated September 13, 2004 on the financial statements of AVVAA World Health Care Products Inc. as of May 31, 2004 and 2003 that are included in the Company's Form 10-KSB, which is included, by reference, in the Company's Form S-8.

Dated this 30th day of March, 2005.




/s/ 'Manning Elliott"

MANNING ELLIOTT
Chartered Accountants